Exhibit 99.1
ADM Reports Third Quarter Earnings per Share of $1.83,
$1.86 on an Adjusted Basis

•Net earnings and adjusted earnings of about $1.0 billion
•Trailing four-quarter average adjusted ROIC of 13%

CHICAGO, October 25, 2022—ADM (NYSE: ADM) today reported financial results for the quarter ended September 30, 2022.

“I’m proud of our team for delivering yet another quarter of strong results by supporting the global food system and providing needed nutrition to billions,” said Chairman and CEO Juan Luciano. “Global demand remains robust, and our adjusted EPS of $1.86 is a reflection of our team’s expertise in managing dynamic market conditions, as well as the unique benefits of our integrated global value chain and our product portfolio.

“Today’s ADM is a resilient company, with a broad global footprint and an array of innovative capabilities that are driving performance for customers, consumers and shareholders. And with strong cash flows, we’re advancing productivity initiatives to enhance cost efficiencies and returns; driving innovation efforts to build new capabilities and growth engines across all of our businesses; and continuing to return capital to our shareholders. We’re well positioned to end 2022 strong, and carry that momentum into 2023.”

Third Quarter 2022 Highlights

(Amounts in millions except per share amounts)	2022	2021
Earnings per share (as reported)	$1.83	$0.93
Adjusted earnings per share[1]	$1.86	$0.97

Segment operating profit	$1,559	$1,000
Adjusted segment operating profit (loss)[1]	$1,579	$1,002
Ag Services and Oilseeds	1,075	618
Carbohydrate Solutions	309	213
Nutrition	177	176
Other Business	18	(5)

•Q3 2022 EPS as reported of $1.83 includes a $0.07 per share charge related primarily to impairments and restructuring; a $0.04 per share gain related to the sale of certain assets; a $0.01 per share gain related to the mark-to-market adjustment on the Wilmar exchangeable bond; and a $0.01 per share tax expense related to certain discrete items. Adjusted EPS, which excludes these items, was $1.86.1

1 Non-GAAP financial measures; see pages 3, 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.

                                                            1

Quarterly Results of Operations

Ag Services & Oilseeds delivered substantially higher year-over-year results.

•Ag Services results were significantly higher than the third quarter of 2021. The short crops in South America supported U.S. exports, driving improved volumes and margins in North American origination, which had significant negative impacts from Hurricane Ida in the prior year. Better margins in global ocean freight, driven by good execution amid dynamic global trade flows, powered better results in Global Trade. South American origination saw improved volumes and margins driven by increased farmer selling in addition to higher volumes through our export facilities.

•Crushing results were significantly higher, with margins driven by resilient global demand for both meal and oil. Strong rapeseed margins in EMEA, driven by robust oil demand and continued market dislocations, along with positive impacts from an insurance settlement, helped drive improved results. North American soy crush margins continued to benefit from renewable diesel demand. Also, net positive timing effects in the quarter were about $175 million, as compared to the approximately $70 million in the prior-year quarter. Positive results were partially offset by lower crush volumes, including impacts from idled facilities in Ukraine and Paraguay.

•Refined Products and Other results were higher year over year in a strong margin environment for both refined oils and biodiesel. Robust performance in global refined oils was driven by healthy demand and elevated refined oil margins amid supply chain disruptions.

•Equity earnings from Wilmar were much higher versus the third quarter of 2021.

Carbohydrate Solutions results were significantly higher than the prior-year quarter’s.

•The Starches and Sweeteners subsegment, which includes ethanol production from our wet mills, delivered much improved year-over-year results amid steady global demand for sweeteners and starches. Corn co-products — including continued robust demand for corn oil — as well as effective risk management drove higher execution margins in North America. Wheat milling had a strong performance, delivering improved volumes and margins to meet healthy demand for flour. In EMEA, the business delivered solid volumes and margins and managed through a dynamic energy environment to drive stronger results.

•Vantage Corn Processors results were substantially lower. Ethanol margins were pressured by lower domestic demand and elevated corn costs. In addition, the prior year’s results included contributions from the now-sold Peoria facility.

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Nutrition delivered revenue growth of 10%, and 16%1 on a constant currency basis; operating profit was similar to the prior-year quarter’s, and 7%1 higher on a constant currency basis, with continued strong demand offset by some demand fulfillment challenges.

•Human Nutrition results were higher than those of the third quarter of 2021. Strong demand for plant-based proteins, as well as solid performance in texturants, drove continued growth in Specialty Ingredients. Flavors results were impacted by adverse currency translation effects in EMEA, partially offset by continued strong demand growth in the region; demand fulfillment challenges in North America and lower demand in APAC — driven partly by lockdowns in China — also negatively impacted results. Health & Wellness was lower versus the prior year, which included higher income from the Spiber fermentation agreement.

•Animal Nutrition results were down versus the prior-year quarter. Pet results were lower in Latin America on lower volumes, partially offset by strong volumes and margins in North America. Softer animal protein demand affected feed volumes.

Other Business results were significantly higher than the prior year. Higher short-term interest rates drove improved earnings in ADM Investor Services, partially offset by increased claim settlements in captive insurance.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.6 billion for the quarter includes charges of $49 million ($0.07 per share) primarily related to impairments and restructuring, and gains related to the sale of certain assets of $29 million ($0.04 per share).
In Corporate results, interest expense increased year over year on higher interest rates. Unallocated corporate costs were higher year over year due primarily to performance-related compensation accruals, higher IT operating and project-related costs, and higher costs in the company’s centers of excellence. Other Corporate was favorable versus the prior year primarily due to higher results from foreign currency-related hedge activity. Corporate results also included a gain related to the mark-to-market adjustment on the Wilmar exchangeable bond of $8 million ($0.01 per share).

The effective tax rate for the quarter was approximately 16%, compared to approximately 18% in the prior year. The decreased rate was driven primarily by changes in the geographic mix of pretax earnings, partially offset by the impact of discrete tax items.

1 Constant currency revenue is ADM's GAAP revenue adjusted for the impact of fluctuations in foreign currency exchange rates. Constant currency operating profit is ADM's GAAP operating profit adjusted for the impact of fluctuation in foreign currency exchange rates. The Company calculates constant currency revenue/operating profit by converting its current period revenue/operating profit using the prior period exchange rates and comparing the adjusted amount to its prior period reported results. Management believes providing constant currency revenue and constant currency operating profit provide valuable supplemental information regarding its revenue and operating profit and facilitate period-to-period comparison. Constant currency revenue and constant currency operating profit are non-GAAP measures and are not intended to replace or be alternatives to GAAP revenues and GAAP operating profit, the most directly comparable GAAP financial measures.

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Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q3 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on October 25, 2022, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
ADM unlocks the power of nature to enrich the quality of life. We’re a premier global human and animal nutrition company, delivering solutions today with an eye to the future. We’re blazing new trails in health and well-being as our scientists develop groundbreaking products to support healthier living. We’re a cutting-edge innovator leading the way to a new future of plant-based consumer and industrial solutions to replace petroleum-based products. We’re an unmatched agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. And we’re a leader in sustainability, scaling across entire value chains to help decarbonize our industry and safeguard our planet. From the seed of the idea to the outcome of the solution, we give customers an edge in solving the nutritional and sustainability challenges of today and tomorrow. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Megan Britt
312-634-8484	872-257-8378

Financial Tables Follow

Source: Corporate Release
Source: ADM
                                                            4

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended			Nine months ended
	September 30			September 30
(In millions)	2022	2021	Change	2022	2021	Change

Segment Operating Profit	$1,559	$1,000	$559	$4,938	$3,250	$1,688
Specified items:
Gain on sale of assets	(29)	—	(29)	(30)	(22)	(8)
Impairment, restructuring, and settlement charges	49	2	47	76	133	(57)
Adjusted Segment Operating Profit	$1,579	$1,002	$577	$4,984	$3,361	$1,623

Ag Services and Oilseeds	$1,075	$618	$457	$3,202	$1,965	$1,237
Ag Services	292	36	256	957	435	522
Crushing	346	280	66	1,242	812	430
Refined Products and Other	295	236	59	623	467	156
Wilmar	142	66	76	380	251	129

Carbohydrate Solutions	$309	$213	$96	$1,099	$855	$244
Starches and Sweeteners	327	178	149	1,036	706	330
Vantage Corn Processors	(18)	35	(53)	63	149	(86)

Nutrition	$177	$176	$1	$605	$531	$74
Human Nutrition	146	139	7	470	429	41
Animal Nutrition	31	37	(6)	135	102	33

Other Business	$18	$(5)	$23	$78	$10	$68

Segment Operating Profit	$1,559	$1,000	$559	$4,938	$3,250	$1,688

Corporate Results	$(329)	$(347)	$18	$(918)	$(948)	$30

Interest expense - net	(76)	(66)	(10)	(239)	(200)	(39)
Unallocated corporate costs	(251)	(231)	(20)	(727)	(681)	(46)
Other	(10)	(17)	7	39	42	(3)
Specified items:
Debt extinguishment charges	—	(36)	36	—	(36)	36
Expenses related to acquisitions	—	(3)	3	(2)	(3)	1
Gain on debt conversion option	8	7	1	12	17	(5)
Loss on sale of assets	—	—	—	(3)	—	(3)
Restructuring and settlement adjustment (charges)	—	(1)	1	2	(87)	89
Earnings Before Income Taxes	$1,230	$653	$577	$4,020	$2,302	$1,718

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
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Consolidated Statements of Earnings
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2022	2021	2022	2021
	(in millions, except per share amounts)

Revenues	$24,683	$20,340	$75,617	$62,159
Cost of products sold (1)	22,872	19,014	69,809	57,822
Gross profit	1,811	1,326	5,808	4,337
Selling, general, and administrative expenses (2)	818	720	2,461	2,208
Asset impairment, exit, and restructuring costs (3)	28	2	30	84
Equity in (earnings) losses of unconsolidated affiliates	(210)	(110)	(606)	(398)
Interest and investment income	(85)	(20)	(176)	(83)
Interest expense (4)	97	61	262	188
Other (income) expense - net (5,6,7)	(67)	20	(183)	36
Earnings before income taxes	1,230	653	4,020	2,302
Income tax expense (benefit) (8)	193	120	679	364
Net earnings including noncontrolling interests	1,037	533	3,341	1,938

Less: Net earnings (losses) attributable to noncontrolling interests	6	7	20	11
Net earnings attributable to ADM	$1,031	$526	$3,321	$1,927

Diluted earnings per common share	$1.83	$0.93	$5.87	$3.40

Average diluted shares outstanding	563	566	566	566

(1) Includes charges related to inventory writedown of $11 million and $36 million in the current quarter and YTD respectively, and $13 million in the prior YTD. Current YTD was partially offset by an insurance settlement of $2 million.

(2) Includes a contingency/settlement of $10 million in the current quarter and YTD and $38 million in the prior YTD. Also includes acquisition-related expenses of $2 million in the current YTD and $3 million in the prior quarter and YTD.

(3) Includes charges related to the impairment of certain assets and restructuring of $28 million and $30 million in the current quarter and YTD, respectively, and $2 million and $84 million in the prior year quarter and YTD, respectively.

(4) Includes gains related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $8 million and $12 million in the current quarter and YTD, respectively, and gains of $7 million and $17 million in the prior year quarter and YTD, respectively.

(5) Includes gains related to the sale of certain assets of $29 million and $27 million in the current quarter and YTD, respectively, and gains of $22 million in the prior YTD.

(6) Includes a pension settlement charge of $1 million and $83 million in the prior year quarter and YTD, respectively. Also, includes exit costs of $2 million in the prior YTD.

(7) Includes a loss on debt extinguishment of $36 million in the prior year quarter and YTD primarily related to the early redemption of the $500 million 2.75% notes due in 2025.

(8) Includes the tax expense (benefit) impact of the above specified items and tax discrete items totaling $5 million and $(6) million in the current quarter and YTD, respectively, and $(13) million and $(62) million in the prior year quarter and YTD, respectively.

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Summary of Financial Condition
(unaudited)

	September 30, 2022	September 30, 2021
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$1,099	$1,083
Operating working capital (b)	11,603	10,396
Property, plant, and equipment	9,605	9,848
Investments in affiliates	5,429	5,148
Goodwill and other intangibles	6,364	5,705
Other non-current assets	2,337	2,307
Net current assets held for sale	—	130
	$36,437	$34,617
Financed By
Short-term debt (a)	$181	$314
Long-term debt, including current maturities (a)	8,559	8,620
Deferred liabilities	3,378	3,468
Temporary equity	290	225
Shareholders’ equity	24,029	21,990
	$36,437	$34,617

(a)    Net debt is calculated as short-term debt plus long-term debt (including current maturities) less cash and cash equivalents.
(b)    Current assets (excluding cash and cash equivalents) less current liabilities (excluding short-term debt and current maturities of long-term debt).

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Summary of Cash Flows
(unaudited)

	Nine months ended
	September 30
	2022	2021
	(in millions)
Operating Activities
Net earnings	$3,341	$1,938
Depreciation and amortization	774	739
Asset impairment charges	20	54
(Gains) losses on sales/revaluation of assets	(77)	(95)
Other - net	599	454
Other changes in operating assets and liabilities	(1,309)	2,763
Total Operating Activities	3,348	5,853

Investing Activities
Purchases of property, plant and equipment	(841)	(714)
Net assets of businesses acquired	—	(501)
Proceeds from sale of business/assets	51	73
Investments in affiliates	(60)	(7)
Other investing activities	(98)	(138)
Total Investing Activities	(948)	(1,287)

Financing Activities
Long-term debt borrowings	752	1,330
Long-term debt payments	(482)	(533)
Net borrowings (payments) under lines of credit	(751)	(1,726)
Share repurchases	(1,200)	—
Cash dividends	(677)	(626)
Other	(6)	1
Total Financing Activities	(2,364)	(1,554)

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	36	3,012
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	7,454	4,646
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$7,490	$7,658

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Segment Operating Analysis
(unaudited)

	Quarter ended		Nine months ended
	September 30		September 30
	2022	2021	2022	2021
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	7,688	8,509	24,387	26,247
Corn	4,381	5,051	13,969	13,743
Total processed volumes	12,069	13,560	38,356	39,990

	Quarter ended		Nine months ended
	September 30		September 30
	2022	2021	2022	2021
	(in millions)
Revenues
Ag Services and Oilseeds	$19,141	$15,689	$58,823	$48,967
Carbohydrate Solutions	3,581	2,866	10,698	7,909
Nutrition	1,864	1,697	5,791	4,993
Other Business	97	88	305	290
Total revenues	$24,683	$20,340	$75,617	$62,159

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended September 30				Nine months ended September 30
	2022		2021		2022		2021
	In millions	Per share	In millions	Per share	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$1,031	$1.83	$526	$0.93	$3,321	$5.87	$1,927	$3.41
Adjustments:
Loss (gains) on sales of assets and businesses (a)	(22)	(0.04)	—	—	(20)	(0.04)	(17)	(0.03)
Impairment, restructuring, and settlement charges (b)	40	0.07	3	0.01	60	0.10	167	0.30
Expenses related to acquisitions (c)	—	—	2	—	1	—	2	—
Debt extinguishment charges (d)	—	—	27	0.05	—	—	27	0.05
Loss (gain) on debt conversion option (e)	(8)	(0.01)	(7)	(0.01)	(12)	(0.02)	(17)	(0.03)
Tax adjustment (f)	7	0.01	(3)	(0.01)	2	—	(4)	(0.01)
Sub-total adjustments	17	0.03	22	0.04	31	0.04	158	0.28
Adjusted net earnings and adjusted EPS	$1,048	$1.86	$548	$0.97	$3,352	$5.91	$2,085	$3.69

(a)Current quarter and YTD gains of $29 million and $27 million pretax ($22 million and $20 million after tax), respectively, were related to the sale of certain assets, tax effected using the Company’s U.S. income tax rate. Prior YTD gains of $22 million pretax ($17 million after tax) were related to the sale of certain assets, tax effected using the Company’s U.S. income tax rate.
(b)Current quarter and YTD charges of $49 million and $74 million pretax ($40 million and $60 million after tax), respectively, were primarily related to the impairment of certain assets, restructuring charges, and a contingency/settlement tax effected using the applicable tax rates. Current YTD charges were also partially offset by an insurance settlement, tax effected using the applicable tax rate. Prior year quarter charges of $3 million pretax ($3 million after tax) were related to restructuring and pension settlement, tax effected using the applicable tax rates. Prior YTD charges of $220 million pretax ($167 million after tax) were related to the impairment of certain assets, restructuring, and legal and pension settlements, tax effected using the applicable tax rates.
(c)Current YTD expenses of $2 million pretax ($1 million after tax) were related to the Deerland and Sojaprotein acquisitions, tax effected using the applicable tax rates. Prior year quarter and YTD expenses of $3 million pretax ($2 million after tax) were related to the Balto acquisition.
(d)Prior quarter and YTD debt extinguishment charges of $36 million pretax ($27 million after tax) were related to the early redemption of notes, tax effected using the Company’s U.S. income tax rate.
(e)Current quarter and YTD gain on debt conversion option of $8 million and $12 million pretax, respectively, ($8 million and $12 million after tax, respectively) and prior year quarter and YTD gain on debt conversion option of $7 million and $17 million pretax, respectively, ($7 million and $17 million after tax, respectively), were related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(f)Tax adjustment due to certain discrete items totaling $7 million and $2 million in the current quarter and YTD, respectively, and $(3) million and $(4) million in the prior year quarter and YTD.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.
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Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	Sep. 30, 2022	Sep. 30, 2022

Net earnings attributable to ADM	$782	$1,054	$1,236	$1,031	$4,103
Adjustments:
Interest expense	77	92	73	97	339
Other adjustments	66	17	7	27	117
Total adjustments	143	109	80	124	456
Tax on adjustments	(14)	(26)	(19)	(25)	(84)
Net adjustments	129	83	61	99	372
Total Adjusted ROIC Earnings	$911	$1,137	$1,297	$1,130	$4,475

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	Sep. 30, 2022	Quarter Average

Equity (1)	$22,477	$23,722	$24,393	$23,997	$23,647
+ Interest-bearing liabilities (2)	9,546	13,079	11,524	8,747	10,724
Other adjustments	70	13	5	25	28
Total Adjusted Invested Capital	$32,093	$36,814	$35,922	$32,769	$34,399

Adjusted Return on Invested Capital					13.0%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.
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Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended September 30, 2022.

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	Sep. 30, 2022	Sep. 30, 2022
			(in millions)
Earnings before income taxes	$1,011	$1,271	$1,519	$1,230	$5,031
Interest expense	77	92	73	97	339
Depreciation and amortization	257	257	257	260	1,031
Losses (gains) on sales of assets and businesses	(55)	2	—	(29)	(82)
Asset impairment, exit, restructuring, and settlement charges	80	17	8	49	154
Railroad maintenance expense	33	—	9	32	74
Expenses related to acquisitions	4	2	—	—	6
Adjusted EBITDA	$1,407	$1,641	$1,866	$1,639	$6,553

					Four Quarters
	Quarter Ended				Ended
	Dec. 31, 2021	Mar. 31, 2022	June 30, 2022	Sep. 30, 2022	Sep. 30, 2022
			(in millions)
Ag Services and Oilseeds	$902	$1,096	$1,207	$1,166	$4,371
Carbohydrate Solutions	510	396	550	391	1,847
Nutrition	220	254	304	242	1,020
Other Business	17	44	24	35	120
Corporate	(242)	(149)	(219)	(195)	(805)
Adjusted EBITDA	$1,407	$1,641	$1,866	$1,639	$6,553

Adjusted EBITDA is defined as earnings before taxes, interest, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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